Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-145845

PRODUCT SUPPLEMENT ARN-1

(To the Index Supplement dated September 4, 2007,

the Prospectus Supplement dated August 27, 2008 and

the Prospectus dated August 27, 2008)

BARCLAYS BANK PLC

Medium-Term Notes, Series A

Accelerated Return NotesSM

All Asset Classes and Structures Under One RoofSM

The Notes:

•

We may offer from time to time Accelerated Return NotesSM (the “Notes”). The Notes will be senior unsecured debt securities of Barclays Bank PLC and part of a series entitled “Medium-Term Notes, Series A”. The Notes will be linked to a reference asset, which will be described in the index supplement dated September 4, 2007 (the “index supplement”) or in a relevant term sheet or pricing supplement. This product supplement describes some of the general terms that apply to the Notes and the general manner in which they may be offered and sold. When we offer the Notes, we will provide investors with one or more additional prospectus supplements (each of which may be called “term sheets” or “pricing supplements”) which will describe the specific terms of that issue of Notes. Such term sheets or pricing supplements will identify the reference asset that will be used to calculate a return on the Notes offered thereby, and any additions or changes to the reference asset described in the relevant index supplement or the terms specified in this product supplement.

•

The Notes are designed for investors who are seeking exposure to a specific reference asset (the “Reference Asset”) and who anticipate that the value of such Reference Asset will increase moderately from the starting value of the Reference Asset on the pricing date to the ending value of the Reference Asset on the calculation day or days, as the case may be, shortly before the maturity date of such issue of Notes. Investors must be willing to forego interest payments on the Notes and be willing to accept a payment at maturity that may be less than the original public offering price of the Notes and that will not be more than the limit described in this product supplement and the applicable term sheet or pricing supplement (the “Capped Value”).

•

A Reference Asset may be a commodity- or equity-based index or indices, the value of a single stock, commodity or item, any other statistical measure of economic or financial performance, including, but not limited to, any consumer price or mortgage index, or any combination thereof. Each series of Notes will allow investors to participate in the movement of the levels of the Reference Asset, as reflected by changes in the value of the Reference Asset, from the Starting Value to the Ending Value (each as defined in this Product Supplement).

•	There will be no payments on the Notes prior to the maturity date and we cannot redeem the Notes prior to the maturity date.

•	There will be no principal protection on the Notes and therefore you will not receive a minimum fixed amount on the Notes at maturity.
•

If provided for in the applicable term sheet or pricing supplement, we may apply to have the Notes listed on a securities exchange or quotation system. If approval of such an application is granted, the Notes will be listed on the securities exchange or quotation system at the time of such approval. We make no representations, however, that any Notes will be listed or, if listed, will remain listed for the entire term of the Notes.

Payment on the maturity date:

•

The amount you receive on the maturity date (the “Redemption Amount”) will be based upon the direction of and percentage change in the level, value or price of the Reference Asset from the Starting Value of such Reference Asset on the pricing date of such offering of Notes to the Ending Value of such Reference Asset determined on a certain calculation day or days shortly before the maturity date of such Notes, as set forth in the applicable term sheet or pricing supplement. If the value of the Reference Asset:

•

has increased, on the maturity date you will receive a payment per unit equal to the original public offering price per unit of such issue of Notes (the “Original Public Offering Price”) plus an amount equal to the Original Public Offering Price multiplied by triple the percentage increase of the Reference Asset, up to the Capped Value applicable to such issue of Notes;

•

has decreased, on the maturity date you will receive a payment per unit based upon that percentage decrease and, as a result, you may receive less, and possibly significantly less, than the Original Public Offering Price; or

•	is unchanged, on the maturity date you will receive a payment per unit equal to the Original Public Offering Price.

•

As set forth in the applicable term sheet or pricing supplement, a separate entity, which may be an affiliate of ours, will be our agent for purposes of determining, among other things, the Starting Value and the Ending Value, and calculating the Redemption Amount (in such capacity, the “Calculation Agent”).

Information included in this product supplement supersedes information in the accompanying index supplement, prospectus supplement and prospectus to the extent that it is different from that information.

Investing in the Notes involves risks that are described in the “Risk Factors” section beginning on page PS-4 of this product supplement, page IS-1 of the accompanying index supplement and page S-3 of the accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this product supplement or the accompanying index supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Merrill Lynch & Co.

The date of this product supplement is August 27, 2008.

Accelerated Return NotesSM is a service mark of Merrill Lynch & Co., Inc.

“ARNs®” is a registered service mark of Merrill Lynch & Co., Inc

All Asset Classes and Structures Under One RoofSM, Barclays, Barclays Capital and Barclays’ eagle logo are service marks, trademarks or registered trademarks of Barclays Bank PLC.

PRODUCT SUPPLEMENT ARN-1

RISK FACTORS	PS-4
DESCRIPTION OF THE NOTES	PS-11
THE REFERENCE ASSET	PS-23
USE OF PROCEEDS AND HEDGING	PS-25
SUPPLEMENTAL PLAN OF DISTRIBUTION	PS-25
INDEX OF CERTAIN DEFINED TERMS	PS-26

INDEX SUPPLEMENT

MEDIUM-TERM NOTES, SERIES A	IS-1
Reference Assets	IS-1
License Agreements	IS-1
RISK FACTORS	IS-1
EQUITY INDICES	IS-2
AMEX Hong Kong 30 Index	IS-2
CBOE S&P 500 BuyWrite IndexSM	IS-4
Dow Jones EURO STOXX 50® Index	IS-6
Dow Jones Industrial AverageSM	IS-7
FTSE 100™ Index	IS-8
FTSE/Xinhua China 25 Index™	IS-9
Hang Seng® Index	IS-12
Hang Seng China Enterprises Index™	IS-13
KOSPI 200	IS-14
MSCI Indices	IS-16
NASDAQ- 100 Index®	IS-21
Nikkei® 225 Index	IS-23
Russell 2000® Index	IS-25
S&P 500® Index	IS-28
TOPIX® Index	IS-29
COMMODITY INDICES	IS-31
Dow Jones-AIG Commodity IndexSM	IS-31
Rogers International Commodity Index®	IS-36
S&P GSCI™ Commodity Indices	IS-39

PROSPECTUS SUPPLEMENT

SUMMARY	S-1
RISK FACTORS	S-3
DESCRIPTION OF MEDIUM-TERM NOTES	S-20
TERMS OF THE NOTES	S-30
INTEREST MECHANICS	S-36
CERTAIN FEATURES OF THE NOTES	S-38
REFERENCE ASSETS	S-47
EMPLOYEE RETIREMENT INCOME SECURITY ACT	S-87
PLAN OF DISTRIBUTION	S-88
USE OF PROCEEDS AND HEDGING	S-90
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS	S-91
VALIDITY OF SECURITIES	S-104

PROSPECTUS

FORWARD-LOOKING STATEMENTS	1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	1
THE BARCLAYS BANK GROUP	2
USE OF PROCEEDS	2
DESCRIPTION OF DEBT SECURITIES	3
DESCRIPTION OF PREFERENCE SHARES	24
DESCRIPTION OF AMERICAN DEPOSITARY RECEIPTS	30
DESCRIPTION OF SHARE CAPITAL	36
TAX CONSIDERATIONS	37
PLAN OF DISTRIBUTION	52
SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES	56
WHERE YOU CAN FIND MORE INFORMATION	56
FURTHER INFORMATION	57
VALIDITY OF SECURITIES	57
EXPERTS	57
EXPENSES OF ISSUANCE AND DISTRIBUTION	57

References in this product supplement to “we”, “us” and “our” are to Barclays Bank PLC.

References in this product supplement to “MLPF&S” are to Merrill Lynch, Pierce, Fenner & Smith Incorporated.

This product supplement, together with the prospectus supplement, prospectus, and index supplement relating to the Reference Asset to which the Notes are linked, and the term sheet or pricing supplement which relates to a specific issue of Notes will be referred to herein, collectively, as the “prospectus.” You should rely only on the information contained or incorporated by reference in the prospectus. Neither we nor MLPF&S has authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor MLPF&S is making an offer to sell the Notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in the prospectus is accurate only as of the date on the front cover of the applicable term sheet or pricing supplement.

RISK FACTORS

Your investment in the Notes will involve risks. You should carefully consider the following discussion of risks, the discussion of risks included in the “Risk Factors” sections of the accompanying index supplement and prospectus supplement, and the discussion of risks included in the applicable term sheet or pricing supplement relating to a specific issuance of Notes:

General

Your investment may result in a loss

We will not repay you a fixed amount of principal on the Notes on the maturity date. The Redemption Amount will depend on the direction of and percentage change in the level, value or price of the Reference Asset from the Starting Value as specified in the applicable term sheet or pricing supplement to the Ending Value determined on the calculation day or days prior to the maturity date. Because the level, value or price of any Reference Asset will be subject to market fluctuations, the Redemption Amount you receive may be more or less than the Original Public Offering Price of the Notes. If the Ending Value is less than the Starting Value, the Redemption Amount will be less than the Original Public Offering Price of the Notes even if the value of the Reference Asset is greater than the Starting Value at certain other points during the term of the Notes. As a result, you may receive less, and possibly significantly less, than the Original Public Offering Price.

Your yield may be lower than the yield on other debt securities of comparable maturity

The yield that you will receive on your Notes, which could be negative, may be less than the return you could earn on other investments. Your yield may be less than the yield you would earn if you bought a traditional interest bearing debt security with the same stated maturity date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money. Unlike traditional interest bearing debt securities, the Notes do not guarantee the return of a principal amount on the maturity date.

Your return will be limited and may not reflect the return on a direct investment in the components included in the Reference Asset

The opportunity to participate in the possible increases in the value of the Reference Asset through an investment in the Notes will be limited because the Redemption Amount will not exceed the Capped Value that will be set forth in the applicable term sheet or pricing supplement. However, in the event that the value of the Reference Asset declines from the Starting Value to the Ending Value, you will realize the entire decline. As a result, your may receive less, and possibly significantly less, than the Original Public Offering Price. Even if the Ending Value of the Reference Asset is greater than the Starting Value of the Reference Asset by more than the Capped Value, at maturity, you will only receive a return equal to the Capped Value over the Original Public Offering Price.

You must rely on your own evaluation of the merits of an investment linked to a Reference Asset

You should make a complete investigation as to the merits of an investment in the Notes, including the Reference Asset. In the ordinary course of business, we or our affiliates may express views on expected movements in a Reference Asset or in the components of a Reference Asset, and these views may be communicated to clients of our affiliates in the ordinary course of their business. However, such views are subject to change from time to time. Moreover, other professionals who deal in markets related to a Reference Asset may at any time have significantly different views from those of our affiliates. For these reasons, you are encouraged to derive information concerning a Reference Asset or the components of a Reference Asset from multiple sources and should not rely on the views expressed by us or our affiliates.

Exchange rate movements may impact the value of the Notes

The Notes will be denominated in U.S. dollars. If the value of a Reference Asset or any Reference Asset component is traded in a currency other than U.S. dollars and, as per the Reference Asset, is converted into U.S. dollars or another currency, the amount payable on the Notes on the maturity date will depend in part on the relevant exchange rates.

In seeking to provide investors with what we believe to be commercially reasonable terms for the Notes while providing MLPF&S with compensation for its services, we have considered the costs of developing, hedging and distributing the Notes. If a trading market develops for the Notes (and such a market may not develop), these costs are expected to affect the market price you may receive or be quoted for your Notes on a date prior to the stated maturity date

Unless otherwise provided in the applicable term sheet or pricing supplement, the Notes will not be listed on any futures or securities exchange and we do not expect a trading market for the Notes to develop. Although MLPF&S has indicated that it currently expects to bid for Notes offered for sale to it by holders of the Notes, it is not required to do so and may cease making those bids at any time.

If the applicable term sheet or pricing supplement provides that we will apply to have the Notes listed on a securities exchange and if approval of such application is granted, the Notes will be listed on such securities exchange at the time of such approval. We will make no representation, however, that the Notes will be listed on such securities exchange, or, if listed, will remain listed for the entire term of the Notes. In any event, you should be aware that the listing of the Notes on a securities exchange does not necessarily ensure that a trading market will develop for the Notes. If a trading market does develop, there can be no assurance that there will be liquidity in the trading market.

The development of a trading market for the Notes will depend on our financial performance and other factors, including changes in the level, value or price of the Reference Asset.

If the trading market for the Notes is limited, there may be a limited number of buyers for your Notes if you do not wish to hold your investment until the stated maturity date. This may affect the price you receive.

In determining the economic terms of the Notes, and consequently the potential return on the Notes to you, a number of factors are taken into account. Among these factors are certain costs associated with creating, hedging and offering the Notes. In structuring the economic terms of the Notes, we seek to provide investors with what we believe to be commercially reasonable terms and to provide MLPF&S with compensation for its services in developing the securities. If a market-maker (which may be MLPF&S) makes a market in the Notes, the price it quotes would reflect any changes in market conditions and other relevant factors. In addition, the price, if any, at which you could sell your Notes in a secondary market transaction is expected to be affected by the factors that we considered in setting the economic terms of the Notes, namely the underwriting discount paid in respect of the Notes and other costs associated with the Notes, and compensation for developing and hedging the product. This quoted price, or listed price in the case of listed Notes, could be higher or lower than the Original Public Offering Price. MLPF&S is not obligated to make a market in the Notes.

Assuming there is no change in the level, value or price of the Reference Asset to which your Notes are linked and no change in market conditions or any other relevant factors, the price, if any, at which MLPF&S or another purchaser might be willing to purchase your Notes in a secondary market transaction is expected to be lower than the Original Public Offering Price. This is due to, among other things, the fact that the Original Public Offering Price included, and secondary market prices are likely to exclude, underwriting discounts paid with respect to, and the developing and hedging costs associated with, the Notes.

If the Reference Asset to which your Notes are linked is a basket, changes in the value of one or more basket components may offset each other

For Notes linked to a basket of two or more components, price movements in the basket components may not correlate with each other. Even if the level, value or price of one or more of the basket components increases, the level, value or price of one or more of the other basket components may not increase as much or may even decrease. Therefore, in calculating the closing value of the Reference Asset on the calculation day or days, increases in the level, value or price of one or more of the basket components may be moderated, or wholly offset, by lesser increases or declines in the level, value or price of one or more of the other basket components.

You cannot predict the future performance of any basket components or the basket as a whole, or whether increases in the levels, values or prices of any of the basket components will be offset by decreases in the levels, values or prices of the other basket components, based on their historical performance.

The respective publishers of the Reference Assets may adjust such Reference Asset or any component of a Reference Asset in a way that affects its level, and these respective publishers have no obligation to consider your interests

The publishers of each Reference Asset (each a “Reference Asset Publisher”) can add, delete or substitute the components included in a Reference Asset or make other methodological changes that could change the value of such Reference Asset. You should realize that the changing of companies, commodities or other components included in a Reference Asset may affect such Reference Asset, as a newly added component may perform significantly better or worse than the component it replaces. Additionally, a Reference Asset Publisher may alter, discontinue or suspend calculation or dissemination of its Reference Asset. Any of these actions could adversely affect the value of the Notes. The Reference Asset Publishers have no obligation to consider your interests in calculating or revising the Reference Asset.

Many factors affect the trading value of the Notes; these factors interrelate in complex ways and the effect of any one factor may offset or magnify the effect of another factor

The trading value of the Notes will be affected by factors that interrelate in complex ways. The effect of one factor may offset the increase in the trading value of the Notes caused by another factor and the effect of one factor may exacerbate the decrease in the trading value of the Notes caused by another factor. For example, an increase in United States interest rates may offset some or all of any increase in the trading value of the Notes attributable to another factor, such as an increase in the level, value or price of the Reference Asset. The following paragraphs describe the expected impact on the trading value of the Notes given a change in a specific factor, assuming all other conditions remain constant.

The value, level or price of the Reference Asset is expected to affect the trading value of the Notes. We expect that the trading value of the Notes will depend substantially on the amount, if any, by which the level, value or price of the Reference Asset exceeds or does not exceed the Starting Value. However, if you choose to sell your Notes when the level, value or price of the Reference Asset exceeds the Starting Value, you may receive substantially less than the amount that would be payable on the maturity date based on this level, value or price because of the expectation that the level, value or price of the Reference Asset will continue to fluctuate until the Ending Value is determined. In addition, because the payment on the maturity date will not exceed the Capped Value, we do not expect that the Notes will trade in the secondary market above such Capped Value.

Changes in the volatility of the Reference Asset are expected to affect the trading value of the Notes. Volatility is the term used to describe the size and frequency of price and/or market fluctuations. If the volatility of the Reference Asset increases or decreases, the trading value of the Notes may be adversely affected.

Changes in the levels of interest rates are expected to affect the trading value of the Notes. We expect that changes in interest rates will affect the trading value of the Notes. Generally, if United States interest rates increase, we expect the trading value of the Notes will decrease and, conversely, if United States interest rates decrease, we expect the trading value of the Notes will increase. If the Reference Asset to which your Notes are linked, or any components of such Reference Asset, are traded in currencies other than the U.S. dollar, the level of interest rates in the relevant foreign countries may also affect their economies and in turn the level of such related Reference Asset or component and, thus, the trading value of the Notes may be adversely affected.

Changes in dividend yields on stocks included in equity-based Reference Assets are expected to affect the trading value of the Notes linked to such Reference Assets. In general, if dividend yields on the stocks included in a Reference Asset increase, we expect that the trading value of such Notes will decrease and, conversely, if dividend yields on such stocks decrease, we expect that the trading value of such Notes will increase.

As the time remaining to the stated maturity date of the Notes decreases, the “time premium” associated with the Notes is expected to decrease. We anticipate that before their stated maturity date, the Notes may trade at a value above that which would be expected based on the level of interest rates and the level, value or price of the Reference Asset. This difference will reflect a “time premium” due to expectations concerning the level, value or price of the Reference Asset during the period before the stated maturity date of the Notes. However, as the time remaining to the stated maturity date of the Notes decreases, we expect that this time premium will decrease, lowering the trading value of the Notes.

Changes in our credit ratings may affect the trading value of the Notes. Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the trading value of the Notes. However, because the return on your Notes is dependent upon factors in addition to our ability to pay our obligations under the Notes, such as the percentage increase, if any, in the level, value or price of the Reference Asset from the Starting Value to the Ending Value, an improvement in our credit ratings will not reduce the other investment risks related to the Notes.

In general, assuming all relevant factors are held constant, we expect that the effect on the trading value of the Notes of a given change in some of the factors listed above will be less if it occurs later in the term of the Notes than if it occurs earlier in the term of the Notes. We expect, however, that the effect on the trading value of the Notes of a given change in the value of the Reference Asset will be greater if it occurs later in the term of the Notes than if it occurs earlier in the term of the Notes.

Purchases and sales by us and our affiliates may affect your return

We and our affiliates may from time to time buy or sell the Reference Assets, components of Reference Assets or futures or options contracts on Reference Assets or components of the Reference Assets for our own accounts for business reasons and expect to enter into these transactions in connection with hedging our obligations under the Notes. These transactions could affect the price of these components and, in turn, the level, value or price of a Reference Asset in a manner that could be adverse to your investment in the Notes. Any purchases or sales by us, our affiliates or others on our behalf on or before the date an issue of the Notes are priced for initial sale to the public (the “Pricing Date”) may temporarily increase or decrease the level, value or price of a Reference Asset or a component of a Reference Asset. Temporary increases or decreases in the level, value or price of the Reference Asset or a component of a Reference Asset may also occur as a result of the purchasing activities of other market participants. Consequently, the level, value or price of such Reference Asset or component may change subsequent to the Pricing Date of an issue of Notes, affecting the level, value or price of the Reference Asset and therefore the trading value of the Notes.

Potential conflicts of interest could arise

An affiliate of ours may be our agent for the purposes of determining the Starting Value and the Ending Value, and calculating the Redemption Amount. Under certain circumstances, such affiliate and its responsibilities as Calculation Agent for the Notes could give rise to conflicts of interest. These conflicts could occur, for instance, in connection with its determination as to whether the level, value or price of a Reference Asset can be calculated on a particular trading day, or in connection with judgments that it would be required to make in the event of a discontinuance or unavailability of a Reference Asset. See the section entitled “Description of the Notes—Adjustments to the Reference Asset” in this product supplement. Our affiliate is required to carry out its duties as Calculation Agent in good faith and using its reasonable judgment. However, because of our affiliation with this entity, potential conflicts of interest could arise.

We expect to enter into arrangements to hedge the market risks associated with our obligation to pay the Redemption Amount due on the maturity date on the Notes. We may seek competitive terms in entering into the hedging arrangements for the Notes, but are not required to do so, and we may enter into such hedging arrangements with one of our subsidiaries or affiliated companies. Such hedging activity is expected to result in a profit to those engaging in the hedging activity, which could be more or less than initially expected, but which could also result in a loss for the hedging counterparty.

We or our affiliates may presently or from time to time engage in business with one or more of the companies whose stocks are included in an equity-based Reference Asset, including extending loans to, or making equity investments in, those companies or providing advisory services to those companies. In the course of business, we or our affiliates may acquire non-public information relating to those companies. In addition, one or more of our affiliates may publish research reports about the Reference Asset or its components, including those companies whose stocks are included in an equity-based Reference Asset. The views expressed in this research may be modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. We do not make any representation to any purchasers of the Notes regarding any matters whatsoever relating to the Reference Asset or its components, including the companies corresponding to the stocks included in an equity-based Reference Asset. Any prospective purchaser of the Notes should undertake an independent investigation of the Reference Asset and its components, and in the case of an equity-based Reference Asset, the companies included in such Reference Asset, as in its judgment is appropriate to make an informed decision regarding an investment in the Notes.

Tax consequences are uncertain

The United States federal income tax treatment of the Notes is uncertain and the Internal Revenue Service could assert that the Notes should be taxed in a manner that is different than described in the applicable term sheet or pricing supplement. As discussed further in the accompanying prospectus supplement, on December 7, 2007, the Internal Revenue Service issued a notice indicating that it and the Treasury Department are actively considering whether, among other issues, you should be required to accrue interest over the term of an instrument such as the Notes even though you will not receive any payments with respect to the Notes until maturity and whether all or part of the gain you may recognize upon sale or maturity of an instrument such as the Notes could be treated as ordinary income. The outcome of this process is uncertain and could apply on a retroactive basis. In addition, legislation has been introduced in Congress that, if enacted, would require holders that acquire the Notes after the bill is enacted (for Notes with a term in excess of one year) to accrue interest income over the term of the Notes despite the fact that there will be no interest payments over the term of the Notes. It is not possible to predict whether this bill or a similar bill will be enacted in the future and whether any such bill would affect the tax treatment of your Notes. You should consult your tax advisor as to the possible alternative treatments in respect of the Notes.

For a further discussion of the tax treatment of your Notes, you should review the discussion contained in the accompanying prospectus supplement and prospectus as well as the applicable term sheet or pricing supplement.

Equity-Based Reference Assets

If the Reference Asset to which your Notes are linked is equity-based, you will not have the right to receive cash dividends or exercise ownership rights with respect to the component stocks included in such Reference Asset

If the Reference Asset to which your Notes are linked is equity-based, you will not have voting rights or rights to receive cash dividends or other ownership rights in the stocks included in such Reference Asset and your return on the Notes will not reflect the return you would realize if you actually owned the component stocks included in the Reference Asset and received the dividends paid on those stocks. This is because the Calculation Agent will calculate the amount payable to you on the maturity date by reference to the Ending Value. Additionally, the Ending Values of certain equity based indices reflect only the prices of the common stocks included in the Reference Asset or its components and do not take into consideration the value of dividends paid on those stocks.

If the Reference Asset to which your Notes are linked includes stocks traded on foreign exchanges, your return may be affected by factors affecting international securities markets

Equity-based Reference Assets that include stocks traded on foreign exchanges are computed by reference to the value of the equity securities of companies listed on a foreign exchange or exchanges. The return on the Notes will be affected by factors affecting the value of securities in the relevant markets. The relevant foreign securities markets may be more volatile than those of the United States or other securities markets and may be affected by market developments in different ways than those of the United States or other securities markets. Direct or indirect government intervention to stabilize a particular securities market and cross-shareholdings in companies in the relevant foreign markets may affect prices and the volume of trading in those markets. Also, there is generally less publicly available information about foreign companies than about United States companies that are subject to the reporting requirements of the Securities and Exchange Commission. Additionally, accounting, auditing and financial reporting standards and requirements in foreign countries differ from those applicable to United States reporting companies.

The prices and performance of securities of companies in foreign countries may be affected by political, economic, financial and social factors in those regions. In addition, recent or future changes in government, economic and fiscal policies in the relevant jurisdictions, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions, and possible fluctuations in the rate of exchange between currencies, are factors that could negatively affect the relevant securities markets. Moreover, the relevant foreign economies may differ favorably or unfavorably from the United States economy in economic factors such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Commodity-Based Reference Assets

If the Reference Asset to which your Notes are linked is commodity-based, ownership of the Notes will not entitle you to any rights with respect to any futures contracts or commodities included in or tracked by the Reference Asset

If the Reference Asset to which your Notes are linked is commodity-based, you will not own or have any beneficial or other legal interest in, and will not be entitled to any rights with respect to, any of the commodities or commodity futures included in or tracked by such Reference Asset. We will not invest in any of the commodities or commodity futures contracts included in or tracked by such Reference Asset on behalf or for the benefit of holders of the Notes.

Trading in the components of a commodity-based Reference Asset can be volatile based on a number of factors that we cannot control

Trading in commodities is speculative and can be extremely volatile. Market prices of the commodities may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships; weather; agriculture; trade; fiscal, monetary, and exchange control programs; domestic and foreign political and economic events and policies; disease; technological developments; and changes in interest rates. These factors may affect the level of a commodity-based Reference Asset and the value of the Notes in varying ways, and different factors may cause the value of the commodities, and the volatilities of their prices, to move in inconsistent directions at inconsistent rates. Additionally, certain commodity-based Reference Assets may be concentrated in only a few, or even a single industry (i.e. energy) or single commodity (i.e. gold). These Reference Assets are likely to be more volatile than those comprised of a variety of commodities.

With respect to a commodity-based Reference Asset, suspension or disruptions of market trading in the commodity and related futures markets, or in the Reference Asset, may adversely affect the value of the Notes

The commodity markets are subject to disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once prices in a particular contract have reached a limit price up, no trades may be made at a price higher than the limit price up, and once prices in a particular contract have reached a limit price down, no trades may be made at a price lower than the limit price down. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. There can be no assurance that any such disruption or any other force majeure (such as an act of God, fire, flood, severe weather conditions, act of governmental authority, labor difficulty, etc.) will not have an adverse affect on the level, value or price of or trading in the Reference Asset, or the manner in which it is calculated, and therefore, the value of the Notes.

Notes linked to a commodity-based Reference Asset will not be regulated by the CFTC

Unlike an investment in the Notes linked to a commodity-based Reference Asset, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be regulated as a commodity pool and its operator may be required to be registered with and regulated by the Commodity Futures Trading Commission (the “CFTC”) as a “commodity pool operator” (a “CPO”). Because Notes linked to a commodity-based Reference Asset will not be interests in a commodity pool, such Notes will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a CPO and you will not benefit from the CFTC’s or any non-United States regulatory authority’s regulatory protections afforded to persons who trade in futures contracts or who invest in regulated commodity pools. Notes linked to a commodity-based Reference Asset will not constitute investments by you or by us on your behalf in futures contracts traded on regulated futures exchanges, which may only be transacted through a person registered with the CFTC as a “futures commission merchant” (“FCM”). We are not registered with the CFTC as an FCM and you will not benefit from the CFTC’s or any other non-United States regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered FCM.

A commodity-based Reference Asset may include futures contracts on foreign exchanges that are less regulated than U.S. markets

A commodity-based Reference Asset may include futures contracts on physical commodities on exchanges located outside the United States. The regulations of the CFTC do not apply to trading on foreign exchanges, and trading on foreign exchanges may involve different and greater risks than trading on United States exchanges. Certain foreign markets may be more susceptible to disruption than United States exchanges due to the lack of a government-regulated clearinghouse system. Trading on foreign exchanges also involves certain other risks that are not applicable to trading on United States exchanges. Those risks include: (a) exchange rate risk relative to the U.S. dollar; (b) exchange controls; (c) expropriation; (d) burdensome or confiscatory taxation; and (e) moratoriums, and political or diplomatic events. It will also likely be more costly and difficult for a Reference Asset Publisher to enforce the laws or regulations of a foreign country or exchange, and it is possible that the foreign country or exchange may not have laws or regulations which adequately protect the rights and interests of investors in the Reference Asset.

DESCRIPTION OF THE NOTES

We will issue Notes as part of series of senior unsecured debt securities entitled “Medium-Term Notes, Series A,” which is more fully described in the accompanying prospectus supplement, under the senior indenture, which is more fully described in the accompanying prospectus. The Bank of New York Mellon is the trustee under such indenture. The Notes will mature on the date set forth in the applicable term sheet or pricing supplement relating to a specific issue of Notes. Information included in this product supplement supersedes information in the accompanying index supplement, prospectus supplement and prospectus to the extent that it is different from that information.

The Notes will not be subject to redemption by us or repayment at the option of any holder of the Notes prior to the maturity date.

We will issue the Notes in the denominations of whole units, each with a public offering price per unit as set forth in the applicable term sheet or pricing supplement (the “Original Public Offering Price”). You may transfer the Notes only in whole units. You will not have the right to receive physical certificates evidencing your ownership except under limited circumstances. Instead, we will issue the Notes in the form of a global certificate, which will be held by The Depository Trust Company, also known as DTC, or its nominee. Direct and indirect participants in DTC will record your ownership of the Notes. You should refer to the section entitled “Description of Medium Term Notes—Clearance and Settlement” in the accompanying prospectus supplement.

The Notes will not have the benefit of any sinking fund and there is no principal protection on the Notes and therefore you will not receive a minimum fixed amount on the maturity date.

Payment on the Maturity Date

On the maturity date, you will be entitled to receive a cash payment per unit in United States dollars equal to the Redemption Amount per unit, as provided below. There will be no other payment of interest, periodic or otherwise, on the Notes.

Determination of the Redemption Amount

The “Redemption Amount” per unit, denominated in United States dollars, will be determined by the Calculation Agent and will equal:

(i)	If the Ending Value of the Reference Asset is greater than its Starting Value:

Original Public Offering Price +	(	Original Public Offering Price × 3 ×	(	Ending Value - Starting Value	))	;
Starting Value

provided, however, the Redemption Amount will not exceed an amount per unit as set forth in the applicable term sheet or pricing supplement (the “Capped Value”). The Capped Value will be determined on the date the Notes are priced for initial sale to the public (the “Pricing Date”) and will be set forth in the applicable term sheet or pricing supplement made available in connection with sales of a specific issue of the Notes.

(ii)	If the Ending Value is less than or equal to the Starting Value:

Original Public Offering Price	×	(	Ending Value	)
Starting Value

The “Starting Value” will be the level, value or price, as applicable, of the Reference Asset on the Pricing Date (except as provided under “—Commodity Based Reference Asset Market Disruption Calculations—Pricing Date” below) as determined by the Calculation Agent.

If the Reference Asset to which your Notes are linked is equity-based, including an index comprised of equities, the “Ending Value” will be determined by the Calculation Agent and will equal the average of the closing levels, values or prices, as applicable, of such Reference Asset determined on each of a certain number of Calculation Days during the Calculation Period. The timing and exact number of Calculation Days in the Calculation Period, which may be one or more, will be set forth in the applicable term sheet or pricing supplement.

We may calculate the Ending Value by reference to a fewer number of days than set forth in the applicable term sheet or pricing supplement if, during the period shortly before the maturity date of an issue of Notes, there is a Market Disruption Event (as defined below) in the trading of the Reference Asset or a sufficient number of components included in the Reference Asset or certain futures or options contracts relating to a Reference Asset or components of a Reference Asset. If there is only one Calculation Day during the Calculation Period, then the Ending Value will equal the closing level, value or price, as applicable, of the Reference Asset on that Calculation Day. If no Calculation Days occur during the Calculation Period, then the Ending Value will equal the closing level, value or price, as applicable, of the Reference Asset determined (or, if not determinable, estimated by the Calculation Agent in a manner which it considers commercially reasonable under the circumstances) on the last scheduled Reference Asset Business Day in the Calculation Period, regardless of the occurrence of a Market Disruption Event on that scheduled Reference Asset Business Day.

If the Reference Asset to which your Notes is linked is commodity-based, including an index comprised of futures contracts or commodities, the “Ending Value” with respect to the Redemption Amount payable on the maturity date will equal the closing level, value or price, as applicable, of the Reference Asset on a specific Calculation Day, as set forth in the applicable term sheet or pricing supplement, provided that if a Market Disruption Event occurs on that date, the Ending Value will be determined as set forth below under “—Commodity Based Reference Asset Market Disruption Calculations—Calculation Day”.

The “Calculation Period” means the period shortly before the maturity date, the timing and length of which will be set forth in the applicable term sheet or pricing supplement.

A “Calculation Day” means any Reference Asset Business Day during the Calculation Period on which a Market Disruption Event has not occurred.

A “Reference Asset Business Day” means a day on which (1) the New York Stock Exchange (the “NYSE”), the American Stock Exchange and the Nasdaq Stock Market (or any successor to the foregoing exchanges) are open for trading and (2) the Reference Asset or any successor thereto is calculated and published.

As used herein, a “Business Day” is any day on which (i) the Reference Asset or any successor reference assets, if any, that have not been discontinued, is calculated and published and (ii) with respect to the Reference Asset, or any successor reference assets, which have been discontinued, a day on which the applicable exchanges listing the stocks of companies or exchanges quoting the commodities futures contracts, as applicable to the Reference Asset, used to calculate a substitute level, value or price for a Reference Asset following a discontinuance, as discussed above, are open for trading.

For the purposes of the foregoing “Reference Asset Business Day” and “Business Day” definitions, as applicable to Notes linked to a basket, “Reference Asset” refers to any basket component or components.

Commodity–Based Reference Asset Market Disruption Calculations

Calculation Day

For Notes linked to a commodity-based Reference Asset, including an index comprised of futures contracts or commodities, in the event a Market Disruption Event occurs or is continuing on the Calculation Day, the Reference Asset level, value or price will be determined by the Calculation Agent as follows:

(1)	With respect to each Reference Asset component which is not affected by the Market Disruption Event, the Reference Asset level, value or price will be based on the exchange published settlement price on the Calculation Day.

(2)	With respect to each Reference Asset component which is affected by the Market Disruption Event, the Reference Asset level, value or price will be based on the exchange published settlement price of each such contract on the first day following the Calculation Day on which no Market Disruption Event occurs with respect to such contract. In the event that a Market Disruption Event occurs with respect to any contract included in the Reference Asset on the Calculation Day and on each day to and including the second scheduled Reference Asset Business Day prior to maturity (the “Cut-Off Date”), the price of such contract used to determine the

Ending Value will be estimated by the Calculation Agent in a manner which the Calculation Agent considers commercially reasonable under the circumstances.

(3)	The Calculation Agent shall determine the Reference Asset level, value or price by reference to the exchange published settlement prices or other prices determined in clauses (1) and (2), above, using the then current method for calculating the Reference Asset. The exchange on which a futures contract included in the Reference Asset is traded for purposes of the foregoing definition means the exchange used to value such futures contract for the calculation of the Reference Asset.

All determinations made by the Calculation Agent, absent a determination of manifest error, will be conclusive for all purposes and binding on us and the holders and beneficial owners of the Notes.

Pricing Date

For Notes linked to a commodity-based Reference Asset, including an index comprised of futures contracts or commodities, in the event a Market Disruption Event occurs on the Pricing Date, the Calculation Agent will establish an initial level, value or price, as applicable, for the Reference Asset (the “Initial Reference Asset Level”) and the Starting Value as follows:

(1)	With respect to each commodity or futures contract, the level, value or price of which is tracked by the Reference Asset and which is not affected by the Market Disruption Event (an “Unaffected Component”), both the Initial Reference Asset Level and the Starting Value will be based on the exchange published settlement price of such Unaffected Component on the Pricing Date.

(2)	With respect to each commodity or futures contract, the level, value or price of which is tracked by the Reference Asset and which is affected by a Market Disruption Event (an “Affected Component”):

(a)	the Calculation Agent will establish the Initial Reference Asset Level on the Pricing Date based on (i) the above-referenced settlement price of each Unaffected Component and (ii) the last exchange published settlement price for each Affected Component on the Pricing Date;

(b)	the Calculation Agent will adjust the Initial Reference Asset Level for purposes of determining the Starting Value based on the exchange published settlement price of each Affected Component on the first day following the Pricing Date on which no Market Disruption Event occurs with respect to such Affected Component. In the event that a Market Disruption Event occurs with respect to any Affected Component on each Reference Asset Business Day to and including the third scheduled Reference Asset Business Day following the Pricing Date, the Calculation Agent (not later than the fourth scheduled Reference Asset Business Day) will estimate the price of such Affected Component used to determine the Starting Value in a manner that the Calculation Agent considers commercially reasonable under the circumstances; and

(c)	the final term sheet or pricing supplement made available in connection with sales of the Notes will set forth the Initial Reference Asset Level, a brief statement of the facts relating to the establishment of the Initial Reference Asset Level (including a description of the relevant Market Disruption Event(s)), and the Starting Value.

(3)	The Calculation Agent will determine the Initial Reference Asset Level by reference to the exchange published settlement prices or other prices determined in clauses (1) and (2), above, using the then current method for calculating the Reference Asset. The exchange on which a futures contract included in the Reference Asset is traded for purposes of the above definition means the exchange used to value such futures contract for the calculation of the Reference Asset.

Market Disruption Events

Notes with an Equity Security as the Reference Asset

For purposes of this subsection “Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset”, all references to “shares” of equity securities include any corresponding ADS underlying shares unless otherwise specified. Any of the following will be a “Market Disruption Event”, as determined by the Calculation Agent, where the Reference Asset is shares of an equity security:

•

a suspension, absence or limitation of trading in (i) the shares in their primary market, as determined by the Calculation Agent, or (ii) futures or options contracts relating to the shares in the primary market for those contracts, as determined by the Calculation Agent;

•

any event that disrupts or impairs, as determined by the Calculation Agent, the ability of market participants to (i) effect transactions in, or obtain market values for, the shares in their primary market, or (ii) effect transactions in, or obtain market values for, futures or options contracts relating to the shares in their primary market;

•

the closure on any day of the primary market for the shares where the primary market is scheduled to be open for trading for its regular trading session (a “scheduled trading day”) prior to the scheduled weekday closing time of that market (without regard to after hours or any other trading outside of the regular trading session hours) unless the earlier closing time is announced by the primary market at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such primary market on such scheduled trading day for such primary market and (ii) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on such scheduled trading day for such primary market;

•

any scheduled trading day on which (i) the primary market for the shares or (ii) the exchanges or quotation systems, if any, on which futures or options contracts on the shares, fails to open for trading during its regular trading session; or

•

any other event, if the Calculation Agent determines that the event interferes with our ability or the ability of any of our affiliates to unwind all or a portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect as described under “Use of Proceeds and Hedging” in the accompanying prospectus supplement.

and, in any of these events, the Calculation Agent determines that the event was material.

The following events will not be Market Disruption Events:

•	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

•	a decision to permanently discontinue trading in the futures or options contracts relating to the shares.

For this purpose, an “absence of trading” in the primary securities market on which futures or options contracts related to the shares are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

In contrast, a suspension or limitation of trading in shares, or in futures or options contracts related to the shares, in their primary markets, by reason of any of:

•	a price change exceeding limits set by that market,

•	an imbalance of orders, or

•	a disparity in bid and ask quotes,

will constitute a suspension or material limitation of trading.

Notes with the Reference Asset Comprised of an Index or Indices

Any equity security, interest rate, commodity or other asset or variable that comprises an index is herein referred to as an “index component”.

Any of the following will be a “Market Disruption Event”, with respect an index as determined by the Calculation Agent:

•	a suspension, absence or limitation of trading in index components constituting 20% or more, by weight, of that index;

•	a suspension, absence or limitation of trading in futures or options contracts relating to that index on their respective markets;

•

any event that disrupts or impairs, as determined by the Calculation Agent, the ability of market participants to (i) effect transactions in, or obtain market values for, index components constituting 20% or more, by weight, of that index, or (ii) effect transactions in, or obtain market values for, futures or options contracts relating to that index on their respective markets;

•

the closure on any day of the primary market for futures or options contracts relating to that index or index components constituting 20% or more, by weight, of that index on a scheduled trading day prior to the scheduled weekday closing time of that market (without regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by the primary market at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such primary market on such scheduled trading day for such primary market and (ii) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on such scheduled trading day for such primary market;

•

any scheduled trading day on which (i) the primary markets for index components constituting 20% or more, by weight, of that index or (ii) the exchanges or quotation systems, if any, on which futures or options contracts on that index are traded, fails to open for trading during its regular trading session; or

•

any other event, if the Calculation Agent determines that the event interferes with our ability or the ability of any of our affiliates to unwind all or a portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect as described under “Use of Proceeds and Hedging” in the accompanying prospectus supplement.

and, in any of these events, the Calculation Agent determines that the event was material.

The following events will not be a Market Disruption Event:

•

a limitation on the hours or number of days of trading on which any index component is traded, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

•	a decision to permanently discontinue trading in futures or options contracts relating to an index.

For this purpose, an “absence of trading” on an exchange or market will not include any time when the relevant exchange or market is itself closed for trading under ordinary circumstances.

In contrast, a suspension or limitation of trading in futures or options contracts related to the index, if available, in the primary market for those contracts, by reason of any of:

•	a price change exceeding limits set by that market,

•	an imbalance of orders relating to those contracts, or

•	a disparity in bid and ask quotes relating to those contracts,

will constitute a suspension or material limitation of trading in futures or options contracts related to an index in the primary market for those contracts.

Notes with a Commodity or Commodities as the Reference Asset

Any of the following will be a “Market Disruption Event”, with respect to a commodity as determined by the Calculation Agent,:

•

a suspension, absence or limitation of trading in (i) that commodity in its primary market, as determined by the Calculation Agent, or (ii) futures or options contracts relating to that commodity in the primary market for those contracts, as determined by the Calculation Agent;

•

any event that disrupts or impairs, as determined by the Calculation Agent, the ability of market participants to (i) effect transactions in, or obtain market values for, the commodity in its primary market, or (ii) effect transactions in, or obtain market values for, futures or options contracts relating the commodity in its primary market;

•

the closure on any day of the primary market for that commodity on a scheduled trading day prior to the scheduled weekday closing time of that market (without regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by the primary market at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such primary market on such scheduled trading day for such primary market and (ii) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on such scheduled trading day for such primary market;

•

any scheduled trading day on which (i) the primary market for that commodity or (ii) the exchanges or quotation systems, if any, on which futures or options contracts on that commodity are traded, fails to open for trading during its regular trading session; or

•

any other event, if the Calculation Agent determines that the event interferes with our ability or the ability of any of our affiliates to unwind all or a portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect as described under “Use of Proceeds and Hedging” in the accompanying prospectus supplement.

and, in any of these events, the Calculation Agent determines that the event was material.

The following events will not be Market Disruption Events:

•	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

•	a decision to permanently discontinue trading in the futures or options contracts relating to the commodity.

For this purpose, an “absence of trading” in the primary market on which futures or options contracts related to the commodity are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

In contrast, a suspension or limitation of trading in a commodity, or futures or options contracts related to the commodity, if available, in their primary markets, by reason of any of:

•	a price change exceeding limits set by that market,

•	an imbalance of orders, or

•	a disparity in bid and ask quotes,

will constitute a suspension or material limitation of trading.

Notes with the Reference Asset Comprised of a Basket

With respect to each basket component, a Market Disruption Event will be described in the section of this product supplement applicable to that basket component.

For example, the section “—Notes with an equity security as the Reference Asset” above describes the circumstances under which the Calculation Agent may determine that there is a Market Disruption Event with respect to a basket component that consists of an equity security.

The Calculation Day(s) will be the date(s) stated in the applicable term sheet or pricing supplement, and to the extent that a Market Disruption Event exists with respect to a basket component on such date(s) (or on the Pricing Date in the event a commodity or an index comprised of futures contracts or commodities is a basket component), the price, value or level of that disrupted basket component shall be determined in accordance with the procedures set forth above for the specific Reference Asset type of the basket component.

Adjustments to the Reference Asset

Share Adjustments Relating to Notes with an Equity Security as the Reference Asset

For purposes of this subsection “Share Adjustments Relating to Notes with an Equity Security as the Reference Asset”, all references to “shares” of equity securities include any corresponding ADS underlying shares unless otherwise specified.

Antidilution Adjustments

The Calculation Agent may adjust any variable described in the applicable term sheet or pricing supplement, including but not limited to, if applicable, any price (including but not limited to the Starting Value and Ending Value), if an event described below occurs on or before the last Calculation Day and the Calculation Agent determines that the event has a diluting or concentrative effect on the theoretical value of the shares.

The adjustments described below do not cover all events that could affect the market value of the Notes.

How Adjustments Will Be Made. If one of the events described below occurs on or before the last Calculation Day and the Calculation Agent determines that the event has a diluting or concentrative effect on the theoretical value of the shares, the Calculation Agent may calculate a corresponding adjustment to any variable described in the applicable term sheet or pricing supplement, including but not limited to, if applicable, any price (including but not limited to the Starting Value and Ending Value), as the Calculation Agent determines appropriate to account for that diluting or concentrative effect. The Calculation Agent will also determine the effective date of that adjustment. Upon making any adjustment of that kind, the Calculation Agent will provide written notice to the trustee, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the senior debt indenture, to each noteholder, or in the case of global Notes, the depositary, as holder of the global Notes, stating the adjustment made.

If more than one event requiring adjustment occurs, the Calculation Agent will make such an adjustment for each event in the order in which the events occur, and on a cumulative basis. Thus, having adjusted the values for the appropriate variables for the first event, the Calculation Agent will adjust the appropriate values for the second event, applying the required adjustments cumulatively.

For any dilution event described below, the Calculation Agent will not have to adjust any variable unless the adjustment would result in a change of at least 0.1% of the unadjusted amount. The values of the variables, including but not limited to, if applicable, any price (including but not limited to the Starting Value and Ending Value), or any other variable described in the applicable term sheet or pricing supplement, resulting from any adjustment will be rounded up or down, as appropriate, See “Description of Medium-Term Notes—Calculations and Calculation Agent” in the accompanying prospectus supplement.

The Calculation Agent will make all determinations with respect to antidilution adjustments, including any determination as to whether an event requiring adjustment has occurred, as to the nature of the adjustment required and how it will be made. The Calculation Agent will provide information about any adjustments it makes upon your written request.

The following events are those that may require an antidilution adjustment, in each case, if that event occurs on or before the last Calculation Day:

•

a subdivision, consolidation or reclassification of the shares of equity securities or a free distribution or dividend of any of these shares to existing holders of the shares by way of bonus, capitalization or similar issue;

•	a distribution or dividend to existing holders of the shares of equity securities of:

— shares,

— other share capital or securities granting the right to payment of dividends and/or proceeds of a liquidation of the issuer of the shares equally or proportionately with such payments to holders of the shares,

— share capital or other securities of another issuer acquired or owned or owned (directly or indirectly) by the issuer of shares as a result of a spin-off or other similar type transaction; or

— any other type of securities, rights or warrants or other assets in any case for payment (in cash or otherwise) at less than the prevailing market price as determined by the Calculation Agent;

•	the declaration by the issuer of the shares of equity securities of an extraordinary or special dividend or other distribution whether in cash or shares or other assets;

•	a call by the issuer of shares of equity securities in respect of shares that are not fully paid;

•

in respect of an issuer of shares of equity securities, an event that results in any shareholder rights being distributed or becoming separated from shares of common stock or other shares of capital stock of the issuer of shares of equity securities pursuant to a shareholder rights plan or arrangement directed against hostile takeovers that provides upon the occurrence of certain events for a distribution of preferred stock, warrants, debt instruments or stock rights at a price below their market value, as determined by the Calculation Agent, provided that any adjustment effected as a result of such an event shall be readjusted upon any redemption of such rights;

•	a repurchase by the issuer of shares of equity securities of its common stock whether out of profits or capital and whether the consideration for that repurchase is cash, securities or otherwise; or

•	any other similar event that may have a diluting or concentrative effect on the theoretical value of the shares of equity securities.

Stock Split

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth less as a result of a stock split. The Starting Value, Ending Value or any other variable that the Calculation Agent determines is appropriate to account for the related dilutive or concentrative effect of the stock split will be adjusted as discussed above.

Reverse Stock Split

A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth more as a result of a reverse stock split. The Starting Value, Ending Value or any other variable that the Calculation Agent determines is appropriate to account for the related dilutive or concentrative effect of the stock split will be adjusted as discussed above.

Extraordinary Dividends

A dividend or other distribution with respect to the shares of equity securities will be deemed to be an “extraordinary dividend” if, as determined by the Calculation Agent, it is (i) a payment by the issuer of the shares of equity securities to holders of the shares that such issuer announces will be an extraordinary dividend; (ii) a payment by the issuer of the shares of equity securities to holders of these shares out of that issuer’s capital and surplus; or (iii) any other “special” cash or non-cash dividend on, or distribution with respect to, the shares which is, by its terms or declared intent, declared and paid outside the normal operations or normal dividend procedures of the relevant issuer. The ex-dividend date for any dividend or other distribution is the first day on which the shares trade without the right to receive that dividend or distribution.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent. If an extraordinary dividend occurs on or before the last Calculation Day and the Calculation Agent determines that such event has a diluting or concentrative effect on the theoretical value of the shares, the Calculation Agent will adjust any variables it determines appropriate to account for that diluting or concentrative effect.

Reorganization Events

Each of the following is a reorganization event in respect of the shares of equity securities, provided that, in each case, the closing date of the event occurs on or before the last Calculation Day:

•	any reclassification or change of the shares that results in the transfer of or an irrevocable commitment to transfer all of the outstanding shares to another person or entity;

•

the shares have been subject to a merger, consolidation, amalgamation or binding share exchange which is not a merger, consolidation, amalgamation or binding share exchange in which the issuer of the shares is the surviving entity and which does not result in the reclassification or change of all of the outstanding shares;

•

any takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person that results in that entity or person purchasing, or otherwise obtaining or having the right to obtain, by conversion or other means, not less than 100% of the outstanding voting shares (other than shares of the equity securities owned or controlled by that other entity or person) as determined by the Calculation Agent, based upon the making of filings with governmental or self regulatory agencies or any other information as the Calculation Agent deems relevant;

•

any consolidation, amalgamation, merger or binding share exchange of the issuer of the shares or its subsidiaries with or into another entity in which the issuer of the shares is the continuing entity and which does not result in a reclassification or change of all such outstanding shares but results in the outstanding shares (other than shares of the equity securities owned or controlled by that other entity) immediately prior to that event collectively representing less than 50% of the outstanding shares immediately following that event; or

•

any takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person that results in that entity or person purchasing, or otherwise obtaining or having the right to obtain, by conversion or other means, not less than 10% of the outstanding voting shares (other than the shares of the shares owned or controlled by that other entity or person) as determined by the Calculation Agent, based upon the making of filings with governmental or self regulatory agencies or any other information as the Calculation Agent deems relevant.

Adjustments for Reorganization Events

For purposes of this subsection “Adjustments for Reorganization Events”, references to “shares” of equity securities do not include the corresponding ADS underlying shares.

If a reorganization event occurs with respect to the shares of equity securities or any corresponding ADS underlying shares and the consideration for the shares consists solely of new shares (exclusive of fractional share cash amounts) that are publicly quoted, traded or listed on the New York Stock Exchange or the NASDAQ (or their respective successors), then the shares of the equity securities will be adjusted to comprise the new number of shares to which a holder of one share of the equity securities immediately prior to the occurrence of the reorganization event, as the case may be, would be entitled upon consummation of that reorganization event, and the Calculation Agent shall adjust any variable that the Calculation Agent determines appropriate to account for the reorganization event.

If the new shares offered as consideration for the shares of the equity securities are not publicly quoted, traded or listed on the New York Stock Exchange or the NASDAQ (or their respective successors), then the Calculation Agent shall accelerate the maturity date to the day which is four Business Days after the approval date (as described below) and the Calculation Agent shall calculate the Redemption Amount for the Notes as if such date of acceleration were the stated maturity date for the Notes. For purposes of that calculation, the Ending Value will be determined by the Calculation Agent and will be deemed to be the value of all consideration received (or that would be received) in respect of that reorganization event. The “approval date” shall mean the closing date with respect to each of the first four reorganization events described above or the date on which the person or entity making the offer, solicitation or proposal acquires the right to obtain the relevant percentage of shares of equity securities with respect to the fifth reorganization event described above, as the case may be.

If a reorganization event occurs and the consideration for the shares of equity securities consists (i) solely of cash and assets and other securities (other than new shares as discussed above), or (ii) of new shares plus cash and assets, then the Calculation Agent shall accelerate the maturity date to the day which is four Business Days after the approval date (as described above) and the Calculation Agent shall calculate the Redemption Amount of the Notes as if such date of acceleration were the stated maturity date for the Notes. For purposes of that calculation, the Ending Value will be determined by the Calculation Agent and will be deemed to be the value of all consideration received (or that would be received) in respect of that reorganization event.

If a holder of a share of equity security or any corresponding ADS underlying shares elects to receive different types or combinations of property in the reorganization event, that property will consist of the types and amounts of each type distributed to a holder that makes no election, as determined by the Calculation Agent.

For any reorganization event described above, the Calculation Agent will not have to adjust any variable or combination of variables unless the adjustment would result in a change of at least 0.1% of the unadjusted amount. The values of variables resulting from any adjustment will be rounded up or down, as appropriate, in the case of any price, the nearest cent, in the case of the physical delivery amount, the nearest thousandth, and in the case of any percentages, the nearest hundredth of a percent, with one half cent, five hundred thousandths and five hundredth of a percent, respectively, being rounded upward.

If a reorganization event requiring adjustment occurs, the Calculation Agent will make any adjustments with a view to offsetting, to the extent practical, any change in your economic position relative to the Notes, that results solely from that event. The Calculation Agent may modify any adjustments as necessary to ensure an equitable result.

Additional Adjustment Events

For purposes of this subsection “Additional Adjustment Events”, references to “shares” of equity securities do not include the corresponding ADS underlying shares.

Each of the following is an additional adjustment event in respect of the shares of equity securities, or any corresponding ADS underlying shares provided that, in each case, the event occurs on or before the last Calculation Day:

•

All the assets or substantially all the assets of the issuer of the shares of equity securities or any corresponding ADS underlying shares are nationalized, expropriated or are otherwise required to be transferred to any governmental agency, authority or entity.

•

By reason of the voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding involving the issuer of the shares of equity securities, or any corresponding ADS underlying shares (i) all of the shares of the issuer of the shares of equity securities or the issuer of any corresponding ADS underlying shares are required to be transferred to a trustee, liquidator or other similar official or (ii) holders of the shares of equity securities or any corresponding ADS underlying shares become legally prohibited from transferring those shares.

•

The exchange on which the shares of equity securities are traded announces that pursuant to the rules of that exchange, the shares cease (or will cease) to be listed, traded or publicly quoted on that exchange for any reason (other than a reorganization event as described above) and those shares are not immediately re-listed, re-traded or re-quoted on the New York Stock Exchange or the NASDAQ (or their respective successors).

If an additional adjustment event relating to the shares of equity securities or any corresponding ADS underlying shares occurs on or before the last Calculation Day, the Calculation Agent may accelerate the maturity date to the day which is four Business Days after the announcement date (as described below). In the event of such an acceleration, on the maturity date, we shall pay to you the Redemption Amount and for the purposes of that calculation, the Ending Value will be determined by the Calculation Agent as if such date of acceleration were the stated maturity date. The “announcement date” means, for purposes of this paragraph, (i) in the case of the additional adjustment event first described above, the day of the first public announcement by the relevant government authority that all or substantially all of the assets of the issuer of the shares of equity securities or the issuer of any corresponding ADS underlying shares are to be nationalized, expropriated or otherwise transferred to any governmental agency, authority or entity, (ii) in the case of the second additional adjustment event described above, the day of the first public announcement of the institution of a proceeding or presentation of a petition or passing of a resolution (or other analogous procedure in any jurisdiction) that leads to an insolvency with respect to the issuer of the shares of equity securities or any corresponding ADS underlying shares, or (iii) in the case of the third additional adjustment event described above, the day of the first public announcement by the relevant exchange that the shares of the equity securities will cease to trade or be publicly quoted on that exchange.

In the case where an additional adjustment event relating to the shares of equity securities or any corresponding ADS underlying shares occurs on or before the last Calculation Day and the Calculation Agent does not accelerate the maturity date, the Calculation Agent may adjust any variable the Calculation Agent determines appropriate to account for that additional adjustment event.

Adjustments Relating to Notes with the Reference Asset Comprised of an Index or Indices

If any sponsor discontinues publication of or otherwise fails to publish any index comprising the Reference Asset and that sponsor or another entity publishes a successor or substitute index that the Calculation Agent determines to be comparable to the discontinued index (that index being referred to herein as a “successor index”), then the level will be determined by reference to the level of that successor index on the date as of which that level is to be determined.

Upon any selection by the Calculation Agent of a successor index, the Calculation Agent will provide written notice to the trustee thereof, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the senior debt indenture, to each noteholder, or in the case of global Notes, the depositary, as holder of the global Notes.

If a successor index is selected by the Calculation Agent, the successor index will be used as a substitute for the Reference Asset for all purposes, including for purposes of determining whether a Market Disruption Event exists with respect to that index.

If (i) the index is discontinued or (ii) a sponsor fails to publish the index, in either case, prior to (and that discontinuance is continuing on) a Calculation Day and the Calculation Agent determines that no successor or substitute index is available at that time, then the Calculation Agent will determine the value to be used for the level of the Reference Asset. The level will be computed by the Calculation Agent in the same general manner previously used by the related sponsor and will reflect the performance of that index through the Business Day on which that index was last in effect preceding such date of discontinuance. In that case, the Calculation Agent will treat any Business Day on which the primary exchange for futures or options contracts relating to that index is open for trading as a Business Day for that index for purposes of the determination of the Ending Value. In that event, the Calculation Agent will provide written notice to the trustee thereof, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the senior debt indenture, to each noteholder, or in the case of global Notes, the depositary, as holder of the global Notes.

Notwithstanding these alternative arrangements, discontinuance of the publication of any index comprising the Reference Asset may adversely affect the value of, and trading in, the Notes.

If at any time, there is:

•	a material change in the formula for or the method of calculating the level of the Reference Asset, an index comprising the Reference Asset, or a successor index;

•	a material change in the content, composition or constitution of the Reference Asset, an index comprising the Reference Asset or a successor index;

•

a change or modification to the Reference Asset or a successor index such that the Reference Asset or successor index does not, in the opinion of the Calculation Agent, fairly represent the level of that Reference Asset or successor index had those changes or modifications not been made, or

•

any other event, if the Calculation Agent determines that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect as described under “Use of Proceeds and Hedging” in the accompanying prospectus supplement.

then, for purposes of calculating the level of the index, any payments on the Notes or making any other determinations as of or after that time, the Calculation Agent will make those calculations and adjustments as the Calculation Agent determines may be necessary in order to arrive at a level for the index comparable to such index or such successor index, as the case may be, as if those changes or modifications had not been made, and calculate the Redemption Amount payable on the Notes (including the individual inputs thereof) with reference to such index or such successor index, as adjusted. In that event, the Calculation Agent will provide written notice to the trustee thereof, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the senior debt indenture, to each noteholder, or in the case of global Notes, the depositary, as holder of the global Notes.

The Calculation Agent will make all determinations with respect to adjustments, including any determination as to whether an event requiring adjustment has occurred, as to the nature of the adjustment required and how it will be made. The Calculation Agent will provide information about any adjustments it makes upon your written request.

Adjustments Relating to Notes with the Reference Asset Comprised of a Commodity or Commodities

If the relevant exchange discontinues trading in any commodity, the Calculation Agent may replace the commodity with another commodity, whose settlement price is quoted on that exchange or any other exchange, that the Calculation Agent determines to be comparable to the discontinued commodity (a “successor commodity”).

If the relevant exchange discontinues trading in the commodity comprising the Reference Asset prior to, and the discontinuance is continuing on, any Calculation Day and the Calculation Agent determines that no successor commodity is available at that time, then the Calculation Agent will determine the settlement price for that date as set forth under “Description of the Notes—Commodity Based Reference Asset Market Disruption Calculations—Calculation Day” above.

Notwithstanding these alternative arrangements, discontinuance of trading on the applicable exchange in any commodity may adversely affect the market value of the Notes.

If at any time (i) the method of calculating the official United States dollars cash buyer settlement price of a commodity is changed in a material respect by the applicable exchange or any other relevant exchange, (ii) there is a material change in the composition or constitution of a commodity or (iii) if the reporting thereof is in any other way modified so that the settlement price does not, in the opinion of the Calculation Agent, fairly represent the settlement price of the commodity, the Calculation Agent shall, at the close of business in New York City on each Business Day on which the settlement price is to be determined, make those calculations and adjustments as, in the judgment of the Calculation Agent, may be necessary in order to arrive at a settlement price for the commodity comparable to such commodity or such successor commodity, as the case may be, as if those changes or modifications had not been made, and calculate the Redemption Amount payable on the Notes (including the individual inputs thereof) with reference to such commodity or such successor commodity, as adjusted. In that event, the Calculation Agent will provide written notice to the trustee of these calculations and adjustments, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the senior debt indenture, to each noteholder, or in the case of global Notes, the depositary, as holder of the global Notes.

Adjustments Relating to Notes with the Reference Asset Comprised of a Basket

If the Calculation Agent substitutes a successor index or successor commodity, as the case may be, or otherwise affects or modifies the Reference Asset, the Calculation Agent will make those calculations and adjustments as, in judgment of the Calculation Agent, may be necessary in order to arrive at a basket comparable to the original basket (including without limitation changing the percentage weights of the basket components), as if those changes or modifications had not been made, and shall calculate the Redemption Amount payable on the Notes (including the individual inputs thereof) with reference to that basket or the successor basket (as described below), as adjusted. In this event, the Calculation Agent will provide written notice to the trustee thereof, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the senior debt indenture, to each noteholder, or in the case of global Notes, the depositary, as holder of the global Notes.

In the event of the adjustment described above, the newly composed basket is referred to herein as the “successor basket” and will be used as a substitute for the original basket for all purposes.

If the Calculation Agent determines that the available successors as described above do not fairly represent the value of the original basket component or basket, as the case may be, then the Calculation Agent will determine the level, value or price of the basket component or the basket level for any Calculation Day as described above under “—Adjustments Relating to Notes with the Reference Asset Comprised of an Index” with respect to indices comprising the basket component and “Adjustments Relating to Notes with the Reference Asset Comprised of a Commodity or Commodities” with respect to commodities comprising the basket component.

Notwithstanding these alternative arrangements, discontinuance of trading on the applicable exchanges or markets in any basket component may adversely affect the market value of the Notes.

Events of Default and Acceleration

In case an Event of Default with respect to any issue of Notes has occurred and is continuing, the amount payable to a holder of a Note upon any acceleration permitted by the Notes, with respect to each Original Public Offering Price, will be equal to the Redemption Amount per unit, calculated as though the date of acceleration were the stated maturity date of the Notes.

In case of default in payment of the Notes, whether on the stated maturity date or upon acceleration, from and after that date the Notes will bear interest, payable upon demand of their holders, at the then current Federal Funds (Effective) Rate, reset daily, as determined by reference to Reuters page FEDFUNDS1 under the heading “EFFECT”, to the extent that payment of such interest shall be legally enforceable, on the unpaid amount due and payable on that date in accordance with the terms of the Notes to the date payment of that amount has been made or duly provided for. “Reuters page FEDFUNDS1” means such page or any successor page, or page on a successor service, displaying such rate. If the Federal Funds Rate cannot be determined by reference to Reuters page FEDFUNDS1, such rate will be determined in accordance with the procedures set forth in the accompanying prospectus supplement relating to the determination of the Federal Funds Rate in the event of the unavailability of Moneyline Telerate page 120.

THE REFERENCE ASSET

General

The Reference Asset to which a specific issue of Notes are linked will be set forth in one or more prospectus supplements (each of which may be called a term sheet or a pricing supplement). Each series of Notes allows investors to participate in the movement of the levels, values or prices, as applicable, of the Reference Asset, as reflected by changes in the respective level, value or price of the Reference Asset, from the Starting Value to the Ending Value.

A Reference Asset may be a commodity- or equity-based index or indices, the value of a single stock, commodity or item, any other statistical measure of economic or financial performance, including, but not limited to, any consumer price or mortgage index, or any combination thereof. The Reference Asset applicable to your Notes may also be a basket of two or more of these indices or statistical measures, in which case each one will be referred to as a “basket component.”

Baskets

A basket is designed to allow investors to participate in the percentage changes in the levels, values or prices of the basket components from the Starting Value to the Ending Value of the basket. If the Reference Asset to which your Notes are linked is a basket, the basket components will be set forth in the applicable term sheet or pricing supplement. Each basket component will be assigned a weighting (the “Initial Weighting”) so that each basket component represents a portion of the level of the basket on the Pricing Date. The basket components may be assigned equal or unequal Initial Weightings. The Initial Weighting of any basket component will be set forth in the applicable term sheet or pricing supplement.

Determination of the Multiplier for each Basket Component

A fixed factor (the “Multiplier”) will be determined for each basket component, based upon the weighting of that basket component. The Multiplier for each basket component will be calculated on the Pricing Date and will equal:

•	the Initial Weighting (as a percentage) for that basket component, multiplied by 100; and

•	divided by the closing level, value or price of that basket component on the Pricing Date, and rounded to eight decimal places.

The Multipliers will be calculated in this way so that the level of the basket will equal 100 on the Pricing Date. The Multipliers will not be revised subsequent to their determination on the Pricing Date except that the Calculation Agent may in its good faith judgment adjust the Multiplier of any basket component in the event that basket component is materially changed or modified in a manner that does not, in the opinion of the Calculation Agent, fairly represent the level of that basket component had those material changes or modifications not been made.

Computation of the Basket

The Calculation Agent will calculate the level of the basket by summing the products of the closing level, value or price for each basket component on a Calculation Day and the Multiplier applicable to each basket component. The level of the basket will vary based on the increase or decrease in the level, value or price, as applicable, of each basket component. In general, any increase in the level, value or price, as applicable, of a basket component (assuming no change in the level, value or price of the other basket component or basket components) will result in an increase in the level of the basket. Conversely, any decrease in the level, value or price, as applicable, of a basket component (assuming no change in the level, value or price of the other basket component or basket components) will result in a decrease in the level of the basket.

The following tables are for illustration purposes only, and do not reflect the actual composition, Initial Weightings or Multipliers, which will be set forth in the applicable term sheet or pricing supplement.

Example 1:

The hypothetical basket components are Index ABC and Index XYZ, each weighted equally on a hypothetical Pricing Date:

Basket Component	Initial Weighting	Closing Level(1)	Hypothetical Multiplier(2)	Initial Basket Level Contribution
Index ABC	50.00%	500.00	0.10000000	50.00
Index XYZ	50.00%	3,500.00	0.01428571	50.00
Starting Value				100.00

Example 2:

The hypothetical basket components are Index ABC, Index XYZ and Index RST, with their Initial Weightings being 50.00%, 25.00% and 25.00%, respectively:

Basket Component	Initial Weighting	Closing Level(1)	Hypothetical Multiplier(2)	Initial Basket Level Contribution
Index ABC	50.00%	500.00	0.10000000	50.00
Index XYZ	25.00%	2,420.00	0.01033057	25.00
Index RST	25.00%	1,014.00	0.02465483	25.00
Starting Value				100.00

(1)	This is the closing level, value or price of each basket component on the hypothetical Pricing Date.
(2)	The hypothetical Multiplier equals the Initial Weighting of the basket component (as a percentage) multiplied by 100, and then divided by the closing level of that basket component Index on the hypothetical Pricing Date, and rounded to eight decimal places. The actual basket components, Initial Weightings, Multipliers and the Pricing Date will be set forth in the applicable term sheet or pricing supplement.

USE OF PROCEEDS AND HEDGING

The net proceeds from the sale of the Notes will be used as described under “Use of Proceeds and Hedging” in the accompanying prospectus supplement.

SUPPLEMENTAL PLAN OF DISTRIBUTION

MLPF&S has advised us that it will initially offer all or part of the Notes directly to the public on a fixed price basis at the offering prices set forth on the applicable term sheet or pricing supplement and it may offer the Notes to dealers at that price less a concession not in excess of the underwriting discount set forth on the cover of the applicable term sheet or pricing supplement. After the initial public offering, the public offering price and concession may be changed. The obligations of MLPF&S are subject to certain conditions and it is committed to take and pay for all of the Notes if any are taken.

INDEX OF CERTAIN DEFINED TERMS

Business Day	PS-12
Calculation Agent	PS-1
Calculation Day	PS-12
Calculation Period	PS-12
Capped Value	PS-11
Ending Value	PS-11
Notes	PS-1
Pricing Date	PS-11
Redemption Amount	PS-11
Reference Asset	PS-1
Reference Asset Business Day	PS-12
Starting Value	PS-11

Capitalized terms used in this product supplement and not otherwise defined shall have the meanings ascribed to them in the accompanying index supplement, prospectus supplement and prospectus, as applicable.

BARCLAYS BANK PLC

Medium-Term Notes, Series A

Accelerated Return NotesSM

All Asset Classes and Structures Under One RoofSM

PRODUCT SUPPLEMENT

Merrill Lynch & Co.

August 27, 2008

Accelerated Return NotesSM is a service mark of Merrill Lynch & Co., Inc.

“ARNs®” is a registered service mark of Merrill Lynch & Co., Inc